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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        BARNES GROUP INC.
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     (Exact name of registrant as specified in its charter)

       Delaware                                06-0247840
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   (State or other jurisdiction              (I.R.S. Employer
 of incorporation or organization            Identification No.)

   123 Main Street            Bristol, Connecticut       06010
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(Address of Principal Executive Offices)              (Zip Code)

     Barnes Group Inc. Employee Stock and Ownership Program
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                    (Full title of the plan)

Signe S. Gates, Senior Vice President        Barnes Group Inc.
General Counsel and Secretary                123 Main Street
                                             Bristol, CT  06010
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             (Name and address of agent for service)

                          860/583-7070
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  (Telephone number, including area code, of agent for service)



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                 CALCULATION OF REGISTRATION FEE
                 -------------------------------

                         Proposed    Proposed
 Title of                 maximum     maximum
securities   Amount to   offering    aggregate    Amount of
   to be        be       price per   offering   registration
registered  registered     share       price         fee
                         (1)    (2)     (2)
--------------------------------------------------------------
Common        2,500,000   $17.0625  $42,656,250   $11,858.44
Stock, par
value $.01
per share (3)
--------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Based on the average of the high and low prices per share of the Registrant's common stock reported on the New York Stock Exchange on July 10, 2000, as set forth in Rules 457(c) and 457(h).

(3) This Registration Statement also pertains to preferred stock purchase rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the common stock and will be transferred along with and only with the common stock.


                             PART II

Item 3.   Incorporation of Documents by Reference.

          There is incorporated herein by reference the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, previously filed by Barnes Group Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission; the Registrant's Quarterly Report on 10-Q for the first quarter ended March 31, 2000; Registrant's Current Report on Form 8-K filed May 19, 2000, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); all other reports previously filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 21, 1963 under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's preferred stock purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 20, 1996 under the Exchange Act, as amended by Form 8-A/A filed on March 18, 1999, and including any further amendment or report filed for the purpose of updating such description.

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          All documents subsequently filed by the Registrant
pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the common stock being registered by this Registration Statement has been passed upon by Signe S. Gates, Senior Vice President, General Counsel and Secretary of the Company. Ms. Gates currently has options to purchase 55,000 shares of the Company's common stock, par value $.01 per share, under the Barnes Group Inc. Employee Stock and Ownership Program (the "Plan") and can be expected to receive additional options or other incentive awards under the Plan in the future.

Item 6.   Indemnification of Directors and Officers.

          Article V of the Registrant's By-Laws states that the Registrant shall indemnify and hold harmless its directors and officers to the fullest extent permitted by the laws of Delaware.

          The Registrant has also entered into an indemnification agreement with each of its directors and executive officers.
Such agreement provides that the Registrant shall indemnify, and advance expenses, to the indemnified person to the fullest extent permitted by applicable law in effect on the date of such agreement and to such greater extent as thereafter permitted by law. The agreement is governed by Delaware law. Such rights to indemnification and expense advancement are provided when the indemnified person is, or is threatened to be made, a party to certain proceedings or is a witness in such proceedings because of his or her role as a director or officer of the Registrant. The indemnification agreement remains in effect for 10 years after the indemnified person ceases to be an officer or director of the Registrant, or until final termination of all proceedings in which he or she is protected under the agreement, whichever is later.

          Section 145 of the Delaware Corporation Law provides, in general, for the indemnification of any director or officer who was, is, or is threatened to be made a party in any action, suit or proceeding (other than an action by or in the right of the Registrant). In general, each director and officer is indemnified against losses by reason of his or her being an officer or director of the Company provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

                                                                3
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          The directors and officers of the Registrant are
covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers, including actions, suits or proceedings arising out of any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty. The Registrant is similarly insured, under such policy, with respect to certain payments it might be required to make to its directors or officers in accordance with applicable law and the Registrant's By-Laws provisions relating to indemnification.

          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant's Restated Certificate of Incorporation includes such a provision.

Item 8.   Exhibits.

          The Exhibits required by Item 601 of Regulation S-K are filed as Exhibits to this Registration Statement and indexed at page 8 of this Registration Statement.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

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              (iii) To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on July 14, 2000.

                              BARNES GROUP INC.

                              By:  /s/ Edmund M. Carpenter
                                   -----------------------
                                     Edmund M. Carpenter
                                     President and Chief
                                     Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes William C. Denninger and Signe S. Gates and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

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Signature                                    Date

/s/ Edmund M. Carpenter                      July 14, 2000
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Edmund M. Carpenter
President and Chief Executive Officer
(the principal executive officer) and Director

/s/ William C. Denninger                     July 14, 2000
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William C. Denninger
Senior Vice President, Finance and
Chief Financial Officer
(the principal financial officer)

/s/ Francis C. Boyle, Jr.                    July 14, 2000
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Francis C. Boyle, Jr.
Vice President, Controller
(the principal accounting officer)

/s/ John W. Alden                            July 14, 2000
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John W. Alden
Director

/s/ Thomas O. Barnes                         July 14, 2000
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Thomas O. Barnes
Director

/s/ Gary G. Benanav                          July 14, 2000
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Gary G. Benanav
Director

/s/ William S. Bristow, Jr.                  July 14, 2000
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William S. Bristow, Jr.
Director

/s/ Robert J. Callander                      July 14, 2000
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Robert J. Callander
Director

/s/ George T. Carpenter                      July 14, 2000
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George T. Carpenter
Director

/s/ Frank E. Grzelecki                       July 14, 2000
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Frank E. Grzelecki
Director

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                          EXHIBIT INDEX

                        BARNES GROUP INC.

               Registration Statement on Form S-8
 for the Barnes Group Inc. Employee Stock and Ownership Program

Exhibit Number                Description

   4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to
                 Exhibit 3.1 to the Registrant's Annual
                 Report on Form 10-K for the year ended
                 December 31, 1997)

   4.2           Amended and Restated Bylaws of the
                 Registrant (incorporated by reference to
                 Exhibit 3.2 to the Registrant's Annual
                 Report on Form 10-K for the year ended
                 December 31, 1998)

   4.3 Rights Agreement dated as of December 10, 1996 between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on December 20, 1996)

   4.4 Amendment No. 1 to the Rights Agreement dated as of February 19, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A/A, Amendment No. 1 filed on March 18, 1999)

   4.5           Barnes Group Inc. Employee Stock and
                 Ownership Program, Effective February 1,
                 2000 (incorporated by reference to Annex I to the Registrant's Proxy Statement dated
                 March 15, 2000 for the Annual Meeting of
                 Stockholders held on April 12, 2000)

   5.1           Opinion of Signe S. Gates, Esq.

   23.1          Consent of PricewaterhouseCoopers LLP,
                 Independent Auditors

   23.2 Consent of Signe S. Gates, Esq. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

   24.1 Power of Attorney (included on the signature page of this Registration Statement)

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